Exhibit 99.1

XTANT MEDICAL ANNOUNCES $20 MILLION PRIVATE PLACEMENT

BELGRADE, MT., February 22, 2021 — Xtant Medical Holdings, Inc. (NYSE American: XTNT) (the Company), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced it has entered into a definitive agreement with a single healthcare-focused institutional investor in a private placement of 8,888,890 common shares and warrants to purchase 6,666,668 common shares at a combined purchase price of $2.25 per share for gross proceeds of approximately $20 million before deducting fees and other estimated offering expenses. The warrants will have an exercise price of $2.25 per share, will be immediately exercisable and will expire five years from the date of issuance.

The Company expects to use the net proceeds from the private placement for working capital and other general corporate purposes. The private placement is expected to close on or about February 24, 2021, subject to the satisfaction of customary closing conditions and the receipt of regulatory approvals, including the approval of the NYSE American.

A.G.P./Alliance Global Partners is acting as sole placement agent for the private placement.

The private placement is being made pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (SEC) and the securities being sold in the private placement may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the common shares as well as the common shares issuable upon exercise of the warrants issued in the private placement.

This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant’s people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “future,” “will,” “may,” “continue,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations regarding the private placement, the timing for closing and the anticipated gross proceeds and use of net proceeds from the private placement. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: risks and uncertainties surrounding the results of the private placement; the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by subsequent disclosures in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and in future Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com